UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 7, 2023, Nasdaq approved the application to list the common stock of Safe and Green Development Corporation (“SG DevCo”) on the Nasdaq Stock Market under the symbol “SGD”. SG DevCo is real estate development subsidiary of Safe & Green Holdings Corp. (“SG Holdings” or the “Company”).

The previously announced spin-off of SG DevCo (the “Separation”) will occur by means of a pro rata distribution (the “Distribution”) by the Company of approximately thirty percent of the outstanding shares of SG DevCo common stock on the distribution date to the Company’s stockholders. SG Holdings will retain approximately seventy percent of SG DevCo common stock immediately following the Distribution. Each SG Holdings stockholder will receive 0.930886 shares of SG DevCo common stock for every five (5) shares of SG Holdings common stock held as of the close of business on September 8, 2023 (the “Record Date”). No fractional shares of SG DevCo common stock will be issued in the Distribution, and stockholders will receive cash in lieu of fractional shares. SG Holdings plans to set a new date to distribute (the “Distribution Date”) the shares of SG DevCo to holders of record as of the close of business on Record Date. The Company will provide further updates regarding the Distribution Date when available.

The Separation and the Distribution are subject to the satisfaction or waiver of certain conditions, as more fully described in SG DevCo’s Registration Statement on Form 10 (File No. 001-41581), as amended., including the SEC having declared effective the Form 10.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: September 8, 2023	By:	/s/ Patricia Kaelin
	Name:	Patricia Kaelin
	Title:	Chief Financial Officer

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